Exhibit 3.1

Delaware     PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "CPG OPCO LP", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2014, AT 11:17 O ' CLOCK A.M .

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
5609429 8100                AUTHENTICATION : 1733121

141225839                             DATE: 09-26-14
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:19 AM 09/26/2014
FILED 11:17 AM 09/26/2014
SRV 141225839 - 5609429 FILE

CERTIFICATE OF LIMITED PARTNERSHIP
OF
CPG OPCO LP

This Certificate of Limited Partnership, dated September 26, 2014, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership (the "Partnership") under the Act.

1.Name. The name of the Partnership is "CPG OpCo LP".

2.Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808

3.General Partner. The name and the mailing address of the general partner are:

CPG OpCo GP LLC
5151 San Felipe Street, Suite 2500
Houston, Texas 77056

EXECUTED as of the date written first above.

By:    CPG OpCo GP LLC

By: /s/ Stephen P. Smith
     Name: Stephen P. Smith
     Title: Authorized Person